UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2021

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2021, Fluent, Inc. (the "Company") held its 2021 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the total number of shares represented in person or by proxy was 54,971,464 of the 78,212,402 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting as of the April 29, 2021 record date. The following matters were voted upon at the Annual Meeting:

The election of five directors to serve for a one year term until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Ryan Schulke	42,140,455	433,375	44,341	12,353,293
Matthew Conlin	41,330,184	1,248,048	39,939	12,353,293
Donald Mathis	37,073,756	5,518,139	26,276	12,353,293
Carla Newell	42,204,322	390,302	23,547	12,353,293
Barbara Shattuck Kohn	41,859,270	733,836	25,065	12,353,293

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

For	Against	Abstain
54,351,034	575,305	45,125

A non-binding advisory vote to approve the Company’s named executive officers’ compensation:

For	Against	Abstain	Broker Non-Vote
41,102,435	1,397,390	118,346	12,353,293

A non-binding advisory vote to approve the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
23,138,679	18,794,897	635,680	48,915	12,353,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

June 3, 2021	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer